UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2009

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2009, Landry’s Restaurants, Inc., a Delaware corporation (the "Company"), announced the completion of the offering of $406.5 million in aggregate principal amount of its 11 5/8% senior secured notes due 2015 (the "Notes") pursuant to a purchase agreement dated as of November 17, 2009 (the "Purchase Agreement"), by and among the Company, the Guarantors (as defined below), Jefferies & Company, Inc., UBS Securities LLC and Deutsche Bank Securities Inc. (the "Initial Purchasers"). The gross proceeds from the offering and sale of the Notes were $400.1 million. The Notes are unconditionally guaranteed on a senior secured basis as to principal, premium, if any, and interest by all current and future domestic restricted subsidiaries of the Company (each individually a "Guarantor" and collectively, the "Guarantors") and are secured by a second lien position on substantially all assets of the Company and the Guarantors. The Notes were issued pursuant to an indenture, dated as of November 30, 2009 ("Indenture"), among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee and as Collateral Agent. The description of the material terms of the Indenture governing the Notes included in Item 2.03 of this Form 8-K is incorporated by reference into this Item.

In addition to the Indenture, the Company and the Guarantors entered into a registration rights agreement, dated as of November 30, 2009 ("Registration Rights Agreement") with the Initial Purchasers. Under the Registration Rights Agreement, the Company and the Guarantors have agreed to use their best efforts to file and cause to become effective a registration statement with respect to an offer to exchange the Notes for notes registered under the Securities Act of 1933, as amended (the "Securities Act"), having substantially identical terms as the Notes (except that additional interest provisions and transfer restrictions pertaining to the Notes will be deleted). If the Company fails to cause the registration statement relating to the exchange offer to become effective within the time periods specified in the Registration Rights Agreement, the Company will be required to pay liquidated damages on the Notes until the registration statement is declared effective.

In addition, the Company amended and restated its credit facility with Wells Fargo Foothill, LLC, as the Administrative Agent, Wells Fargo Foothill, LLC and Jefferies Finance LLC, as Co-Lead Arrangers and Co-Bookrunners, and Wells Fargo Foothill, LLC and Jefferies Finance LLC as Co-Syndication Agents on November 30, 2009 to allow the Company to borrow $235.6 million (the "Credit Facility"). The Credit Facility provides for a term loan of $160.6 million and a revolving credit line of $75.0 million. The obligations under the Credit Facility are unconditionally guaranteed by the Guarantors and are secured by a first lien position on substantially all assets of the Company and the Guarantors. The description of the material terms of the Credit Facility included in Item 2.03 of this Form 8-K is incorporated by reference into this Item.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed above, on November 30, 2009, the Company announced the completion of an offering of $406.5 million in aggregate principal amount of Notes unconditionally guaranteed on a senior secured basis by the Guarantors. The Notes were sold in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

The Notes will mature on December 1, 2015. Interest on the Notes will accrue from November 30, 2009, at a fixed interest rate of 11 5/8% and the Company will pay interest twice a year, on each December 1st and June 1st, beginning June 1, 2010. At any time prior to December 1, 2012, the Company may redeem up to 35% of the notes at a redemption price of 111.625% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings. Additionally, on or after December 1, 2012, the Company may redeem all or a part of the Notes at a premium that will decrease over time as described in the Indenture. The Company is required to offer to purchase the Notes at 101% of their aggregate principal amount, plus accrued interest, if it experiences a change in control as defined in the Indenture. An acquisition of the Company by Mr. Fertitta or his affiliates will not be considered a change of control under the Indenture.

The obligations under the Notes are unconditionally guaranteed by the Guarantors, and are secured by a second lien security interest in substantially all of the tangible and intangible assets of the Company and the Guarantors. The obligations under the Notes are also secured by a second lien pledge of the capital stock of all of the Guarantors.

The Indenture under which the Notes have been issued contains covenants that will limit the ability of the Company and the Guarantors to, among other things: incur or guarantee additional indebtedness; create liens; pay dividends on or redeem or repurchase stock; make certain types of investments; sell stock of certain of the Company’s subsidiaries; enter into transactions with affiliates; sell assets or merge with other companies.

As discussed above, on November 30, 2009, the Company entered into the Credit Facility, which provides for a term loan in the principal amount of $160.6 million and a revolving credit line in the maximum principal amount of $75.0 million.

The Company may elect that the Credit Facility bear interest at a rate per annum equal to (i) LIBOR with a floor of 2.0% plus 6.0%, or (ii) 5.0% plus the greatest of (x) 4.0%, (y) the federal funds rate plus 0.5% and (z) the prime rate.

The obligations under the Credit Facility are unconditionally guaranteed by the Guarantors, and are secured by a first lien security interest in substantially all of the tangible and intangible assets of the Company and the Guarantors. The obligations under the Credit Facility are also secured by a first lien pledge of the capital stock of all of the Guarantors.

The Credit Facility contains covenants that will limit the ability of the Company and the Guarantors to, among other things, incur or guarantee additional indebtedness; create liens; pay dividends on or repurchase stock; make certain types of investments; sell stock of certain of the Company’s subsidiaries; enter into transactions with affiliates; sell assets or merge with other companies. The Credit Facility also requires compliance with several financial covenants, including a maximum leverage ratio, a maximum first lien leverage ratio, and a minimum fixed charge coverage ratio.

Gross proceeds from the Notes and Credit Agreement, will be used to refinance certain of the Company’s existing indebtedness and either for general corporate purposes or, if consummated, to pay a portion of the merger consideration for the proposed acquisition of the Company by Tilman J. Fertitta, its Chairman, President and Chief Executive Officer.

Item 8.01 Other Events.

The Company has also notified the trustee under the indenture covering the Company’s 14% senior secured notes due 2011, that it will redeem those notes on December 30, 2009. There is approximately $295.5 million principal amount of such notes outstanding, and, with accrued interest, the redemption price will be approximately $311.0 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No. Description

99.1 Press Release dated November 30, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

December 1, 2009	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 1, 2009